Exhibit 25(e)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                36-0899825
                                                           (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

 ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                              WACHOVIA CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

       NORTH CAROLINA                                        56-1473727
STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


        100 NORTH MAIN STREET
     WINSTON-SALEM, NORTH CAROLINA                               27101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                        GUARANTEE OF PREFERRED SECURITIES
                          OF WACHOVIA CAPITAL TRUST II
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  COMPTROLLER OF CURRENCY, WASHINGTON, D.C.,
                  FEDERAL DEPOSIT INSURANCE CORPORATION,
                  WASHINGTON, D.C., THE BOARD OF GOVERNORS OF
                  THE FEDERAL RESERVE SYSTEM, WASHINGTON D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE
                  TRUST POWERS.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  NO SUCH AFFILIATION EXISTS WITH THE TRUSTEE.


ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE NOW IN EFFECT.*

                  2. A COPY OF THE CERTIFICATES OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS.*

                  3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS.*

                  4.       A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE.*

                  5.       NOT APPLICABLE.

                  6.       THE CONSENT OF THE TRUSTEE REQUIRED BY
                           SECTION 321(B) OF THE ACT.

                  7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  8.       NOT APPLICABLE.

                  9.       NOT APPLICABLE.


     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THE TRUSTEE, THE FIRST NATIONAL BANK OF CHICAGO, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO AND THE STATE OF ILLINOIS, ON THIS 6TH DAY OF JANUARY, 1997.


                  THE FIRST NATIONAL BANK OF CHICAGO,
                  TRUSTEE

                  /s/ Steven M. Wagner
                  BY  STEVEN M. WAGNER
                      VICE PRESIDENT


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT



                                                                 JANUARY 6, 1997


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

GENTLEMEN:

         IN CONNECTION WITH THE QUALIFICATION OF A GUARANTEE AGREEMENT BETWEEN WACHOVIA CORPORATION AND THE FIRST NATIONAL BANK OF CHICAGO, THE UNDERSIGNED, IN ACCORDANCE WITH SECTION 321(B) OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, HEREBY CONSENTS THAT THE REPORTS OF EXAMINATIONS OF THE UNDERSIGNED, MADE BY FEDERAL OR STATE AUTHORITIES AUTHORIZED TO MAKE SUCH EXAMINATIONS, MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON ITS REQUEST THEREFOR.


                                    VERY TRULY YOURS,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                            /s/ Steven M. Wagner
                                    BY      STEVEN M. WAGNER
                                            VICE PRESIDENT

                                    EXHIBIT 7

LEGAL TITLE OF BANK:   THE FIRST NATIONAL BANK OF CHICAGO  CALL DATE: 09/30/96  ST-BK:  17-1630 FFIEC 031
ADDRESS:               ONE FIRST NATIONAL PLAZA, STE 0460              PAGE RC-1
CITY, STATE  ZIP:      CHICAGO, IL  60670
FDIC CERTIFICATE NO.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                          DOLLAR AMOUNTS IN                  C400      LESS THAN OR
                                                                              THOUSANDS            RCFD   BIL MIL THOU   EQUAL TO
                                                                          ------------------       ----   ------------ ------------
ASSETS
1.       CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS (FROM SCHEDULE
         RC-A):
         A. NONINTEREST-BEARING BALANCES AND CURRENCY AND COIN(1)                                    0081   4,041,784         1.A.
         B. INTEREST-BEARING BALANCES(2)                                                             0071   5,184,890         1.B.
2.       SECURITIES
         A. HELD-TO-MATURITY SECURITIES(FROM SCHEDULE RC-B, COLUMN A)                                1754           0         2.A.
         B. AVAILABLE-FOR-SALE SECURITIES (FROM SCHEDULE RC-B, COLUMN D)                             1773   3,173,481         2.B.
3.       FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO
         RESELL IN DOMESTIC OFFICES OF THE BANK AND ITS EDGE AND AGREEMENT
         SUBSIDIARIES, AND IN IBFS:
         A. FEDERAL FUNDS SOLD                                                                       0276   3,505,874         3.A.
         B. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL                                          0277     145,625         3.B.
4.       LOANS AND LEASE FINANCING RECEIVABLES:
         A. LOANS AND LEASES, NET OF UNEARNED INCOME (FROM SCHEDULE
         RC-C)                                                               RCFD 2122 22,835,958                             4.A.
         B. LESS: ALLOWANCE FOR LOAN AND LEASE LOSSES                        RCFD 3123    418,851                             4.B.
         C. LESS: ALLOCATED TRANSFER RISK RESERVE                            RCFD 3128          0                             4.C.
         D. LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND
            RESERVE (ITEM 4.A MINUS 4.B AND 4.C)                                                     2125  22,417,107         4.D.
5.       ASSETS HELD IN TRADING ACCOUNTS                                                             3545   8,121,948         5.
6.       PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)                                    2145     707,971         6.
7.       OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)                                                2150       9,184         7.
8.       INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED
         COMPANIES (FROM SCHEDULE RC-M)                                                              2130      53,803         8.
9.       CUSTOMERS' LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING                                2155     626,690         9.
10.      INTANGIBLE ASSETS (FROM SCHEDULE RC-M)                                                      2143     310,246        10.
11.      OTHER ASSETS (FROM SCHEDULE RC-F)                                                           2160   1,658,123        11.
12.      TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11)                                                    2170  49,956,726        12.


(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.

LEGAL TITLE OF BANK:   THE FIRST NATIONAL BANK OF CHICAGO CALL DATE: 09/30/96 ST-BK:  17-1630 FFIEC 031
ADDRESS:               ONE FIRST NATIONAL PLAZA, STE 0460              PAGE RC-2
CITY, STATE  ZIP:      CHICAGO, IL  60670
FDIC CERTIFICATE NO.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN
                                                                                    THOUSANDS                   BIL MIL THOU

LIABILITIES
13.      DEPOSITS:
         A. IN DOMESTIC OFFICES (SUM OF TOTALS OF COLUMNS A AND C
            FROM SCHEDULE RC-E, PART 1)                                               RCON          2200    22,369,341     13.A.
            (1) NONINTEREST-BEARING(1)                                                RCON          6631     9,726,987     13.A.(1)
            (2) INTEREST-BEARING                                                      RCON          6636    12,642,354     13.A.(2)
         B. IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES, AND
            IBFS (FROM SCHEDULE RC-E, PART II)                                        RCFN          2200    10,026,286     13.B.
            (1) NONINTEREST BEARING                                                   RCFN          6631       336,746     13.B.(1)
            (2) INTEREST-BEARING                                                      RCFN          6636     9,689,540     13.B.(2)
14.      FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS
         TO REPURCHASE IN DOMESTIC OFFICES OF THE BANK AND OF
         ITS EDGE AND AGREEMENT SUBSIDIARIES, AND IN IBFS:
         A. FEDERAL FUNDS PURCHASED                                                   RCFD          0278       884,553     14.A.
         B. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE                            RCFD          0279       717,211     14.B.
15.      A. DEMAND NOTES ISSUED TO THE U.S. TREASURY                                  RCON          2840        14,120     15.A.
         B. TRADING LIABILITIES                                                       RCFD          3548     5,409,585     15B.
16.      OTHER BORROWED MONEY:
         A. WITH ORIGINAL MATURITY OF ONE YEAR OR LESS                                RCFD          2332     3,414,577     16.A.
         B. WITH ORIGINAL  MATURITY OF MORE THAN ONE YEAR                             RCFD          2333        46,685     16B.
17.      MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER CAPITALIZED
         LEASES                                                                       RCFD          2910       285,671     17.
18.      BANK'S LIABILITY ON ACCEPTANCE EXECUTED AND OUTSTANDING                      RCFD          2920       626,690     18.
19.      SUBORDINATED NOTES AND DEBENTURES                                            RCFD          3200     1,250,000     19.
20.      OTHER LIABILITIES (FROM SCHEDULE RC-G)                                       RCFD          2930     1,005,205     20.
21.      TOTAL LIABILITIES (SUM OF ITEMS 13 THROUGH 20)                               RCFD          2948    46,049,924     21.
22.      LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS                             RCFD          3282             0     22.
EQUITY CAPITAL
23.      PERPETUAL PREFERRED STOCK AND RELATED SURPLUS                                RCFD          3838             0     23.
24.      COMMON STOCK                                                                 RCFD          3230       200,858     24.
25.      SURPLUS (EXCLUDE ALL SURPLUS RELATED TO PREFERRED STOCK)                     RCFD          3839     2,925,894     25.
26.      A. UNDIVIDED PROFITS AND CAPITAL RESERVES                                    RCFD          3632       770,670     26.A.
         B. NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-FOR-SALE
            SECURITIES                                                                RCFD          8434        10,194     26.B.
27.      CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENTS                          RCFD          3284          (814)    27.
28.      TOTAL EQUITY CAPITAL (SUM OF ITEMS 23 THROUGH 27)                            RCFD          3210     3,906,802     28.
29.      TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY
         CAPITAL (SUM OF ITEMS 21, 22, AND 28)                                        RCFD          3300    49,956,726     29.

MEMORANDUM


TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT                                  NUMBER
   BEST DESCRIBES THE MOST COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED
   FOR THE BANK BY INDEPENDENT EXTERNAL
         AUDITORS AS OF ANY DATE DURING 1995  . . . . . . . . . . . . . . . . . . . . RCFD          6724     N/A       M.1.


1= INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE              4= DIRECTORS' EXAMINATION OF THE BANK
PERFORMED BY OTHER WITH GENERALLY ACCEPTED AUDITING STANDARDS
BY A CERTIFIED STATE CHARTERING                                          EXTERNAL AUDITORS (MAY BE REQUIRED BY
PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK                AUTHORITY)

2= INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY             5= REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY
                                                                         EXTERNAL
   CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING              AUDITORS
   STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH              6= COMPILATION OF THE BANK'S FINANCIAL
                                                                         STATEMENTS BY EXTERNAL
   SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY                  AUDITORS
   (BUT NOT ON THE BANK SEPARATELY)                                   7= OTHER AUDIT PROCEDURES (EXCLUDING TAX
                                                                         PREPARATION WORK)
3= DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN                    8= NO EXTERNAL AUDIT WORK
   ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A
   CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY STATE
   CHARTERING AUTHORITY)

(1) INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.